Exhibit 2.1
Asset Purchase Agreement

This Asset Purchase Agreement (the "Agreement") is made and effective May 29, 2004 by and between Alpha Nutraceuticals ("Buyer") and Avidia Nutrition ("Seller").

Perry Rucker, Adel Villalobos, Walter Penniman, Scott Lam,
("Shareholders"), own all of the issued and outstanding stock of Seller.

Seller operates a food supplement manufacturing business under the name Avidia Nutrition (the "Business").

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller used in the business, subject to the terms of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.	Transfer of Assets. At the Closing, subject to the terms of this
Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all liens encumbrances, claims, clouds, charges, equities or imperfections of any nature, all contract rights, customer lists, leases, furniture, fixtures, equipment, trademarks, trade names, intellectual property, goodwill, materials, supplies, telephone numbers, business records, and other assets and properties owned or leased by Seller and used or useful in the Business and related operations, but excluding the following, if any: corporate minutes and stock books, cash, insurance policies, accounts receivable, income tax refunds, and officer and shareholder receivables.  The assets and properties to be transferred by Seller to Buyer shall include, without limitation:
A.	All the furniture, fixtures and equipment used in the business.
B.	The lease by Seller, as lessee, regarding Seller's business
location.
C.	All contracts, leases, licenses and other agreements currently in force.
D.	Such other of Seller's property and assets as may be identified.
E.	Seller's inventory of work in progress and raw materials.

2.	Conveyance and Transfer Documents.  Seller agrees to deliver to
Buyer at the Closing such certificates, bills of sale, documents of title and other instruments of conveyance and transfer, in form and content satisfactory to Buyer, as shall be effective to vest in Buyer good and marketable title in and to any property to be sold, assigned, transferred, conveyed and delivered hereunder.

3.	Payment of Purchase Price.  Buyer shall formally assume the bank note with Vineyard Bank in the principal amount of $135,970, and shall assume full responsibility for the accounts payable totaling $77,096.

Nonassumption of Liabilities. Except as otherwise agreed expressly in writing, Buyer does not and shall not assume or agree to pay any of Seller's or Shareholder's liabilities or obligations except as indicated in attached exhibits. Seller and Shareholder shall each remain responsible for other respective debts and obligations.

 Closing.
The payment of amounts due, delivery of documents and completion of other items related to the Transfer of the Business and the assets purchased by Buyer (the "Closing") shall be held on May 29, 2004 at 1229 Third Ave, Chula Vista, CA 91911.
At the Closing Seller shall execute and deliver to Buyer the instruments of conveyance and transfer called for in Section2 hereof; In the event that the Closing hereunder shall not be consummated on the date and time specified in this Section for any reason other than some act, omission or material breach by Buyer, this Agreement shall, at the sole option of Buyer, terminate. Any deposit previously paid by Buyer shall be promptly returned to Buyer and neither party hereto shall have any further obligation or liability to the other party hereto

Representations and Warranties of Seller and Shareholder. Seller and Shareholder hereby jointly and severally represent and warrant to and covenant with Buyer, and its successors and assigns (which representations, warranties and covenants shall survive the Closing), as follows:
Seller is a corporation duly organized, validity existing and in good standing under the laws of the State of California and in every other state where Seller conducts the Business.
Shareholders own all of the issued and outstanding shares of Seller. The officers and directors of Seller are as follows: Perry Rucker, Adel Villalobos, Walter Penniman, Scott Lam.
The balance sheet ("Balance Sheet") of Seller prepared as of April 15, 2004 and the income statement ("Income Statement") of Seller dated April 15, 2004 have been presented to Buyer. The Balance Sheet fairly presents the financial condition of Seller and reflects all assets, properties, debts and liabilities of Seller, fixed and contingent (including adequate provision for all taxes); and the Income Statement fairly presents the results of operations of Seller for the period, which it covers. Seller has no liability as of the date of the Balance Sheet of any nature, whether accrued, absolute, contingent or otherwise, not disclosed, fully reflected or reserved against on the Balance Sheet.
Except otherwise disclosed by Seller in writing, as of the date of this Agreement, the assets and properties of Seller are not, and as of the Closing they will not be, subject to any liens, encumbrances, claims, clouds, charges, equities or imperfections of any nature.
Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Shareholder and the Board of Directors of Seller have duly approved this Agreement and the transactions contemplated thereby. Neither the execution or delivery by Seller of the transactions contemplated hereby will: (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Seller; (ii) result in the creation of any lien, security interest, or encumbrance upon any of the assets of Seller; (iii) violate any order, writ, injunction, decree, judgement, law, rule, regulation or ruling of any court or governmental authority applicable to Seller or any of its properties; or (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority. Neither Seller nor Shareholder are in violation of, or under investigation with respect to, or have been charged with or given notice of, any violation of any applicable law, statute, order, rule, regulation, policy or guideline promulgated or judgement entered, by any federal, state or local or governmental authority relating to or affecting the Business, Seller or any of Seller's assets.
Since the date of the Balance Sheet there has not been, and between the date hereof and the Closing Date there will not be, any materially adverse change in the financial condition, assets, liabilities, business or property of Seller, or with respect to its employees or customers, and Seller has no knowledge of any fact or contemplated event which may, in the future, cause any such materially adverse change. Since the date of the Balance Sheet, and pending the Closing, the business of the Seller has been, and will be, conducted only in the ordinary course.
Copies of all leases, instruments, agreements and other documents which have been delivered or may be delivered to Buyer by Seller pursuant to or in connection with this Agreement are and will be complete and correct as of the date hereof and as of the Closing. Seller is not in default and has not received any notice of default under any such contract, lease, license or other agreement or under any other obligation relating to the Business.
As of the date hereof there is, and on the Closing Date there will be, no litigation at law or in equity, no proceeding before any commission or other administrative or regulatory authority, and no dispute, claims or controversy (including, without limitation, labor union strikes, elections, arbitrations, grievances, complaints, or administrative actions) pending, or to the knowledge of Seller threatened, against or affecting the business or property of Seller or its right to carry on its business and enter into and consummate the transactions contemplated by this Agreement.
Seller has previously delivered to Buyer copies of all plans, contracts, agreements, programs, and policies relating to, and all information referred to in, the following, if any: (i) all employment, bonus, profit sharing, percentage compensation, deferred compensation, pension, employee benefit, welfare and retirement plans, contracts and agreements, consulting agreements, and labor union and collective bargaining agreements to which Seller is a party or is subject; (ii) the wage rates for nonsalary and nonexecutive employees of Seller;
(iii) all group insurance programs in effect for employees of Seller; and (iv) any increase in the compensation payable or to become payable by Seller, or any bonus, percentage compensation, service award or other similar benefit granted, made or accrued to the credit of any salaried employee, agent or consultant of Seller.
There is no unfair labor practice complaint against Seller pending before the National Labor Relations Board. There is no labor strike dispute, slowdown or stoppage, or any union organizing campaign, pending, or to the best of knowledge of Seller, threatened against or involving Seller. No labor agreements have been filed with Seller which has had, or may have, a materially adverse effect or Seller's business. No collective bargaining agreement is currently being negotiated with Seller.
Neither Seller nor Shareholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder fees or similar fees or expenses, and no broker or finder has acted directly or indirectly for Seller or Shareholder in connection with this Agreement or the transactions contemplated hereby.
On the date hereof Seller has, and on the Closing Seller shall have, duly prepared and timely filed all local, state and federal tax returns (including, without limitation, those which relate to FICA, withholding and other payroll taxes) required to be filed by such dates, and paid all taxes, penalties and interest with respect thereto. To the extent that any tax liabilities have accrued but not become payable, the full amounts thereof have been reflected as liabilities or reserved against on the Balance Sheet. After the Closing, Seller shall duly prepare and timely file any and all local, state and federal tax returns which pertain, in whole or in part, to the period on or before the Closing, and pay all taxes, penalties and interest with respect thereto.
On the date hereof, the properties and assets to be transferred under this Agreement are, and on the Closing they will be, in good condition and repair.
Seller shall permit Buyer and its representatives at all reasonable times during business hours and without interfering with the normal conduct of the business of Seller, to examine and have full access to all of the properties, books and records of Seller and to copy such books and records (at Buyer's expense).

Final Agreement. This Agreement represents the full agreement between the parties and supersedes any and all prior negotiations and understandings between them. This Agreement may not be modified or amended except by a written instrument executed by all of the parties.

Governing Law. This Agreement shall be governed by and construed according to the laws of the State of California

Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-conforming party.

No Assignment. The parties agree that neither party may assign or transfer any rights and obligations under this Agreement, directly or indirectly except upon the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


Date: May 29, 2004

Avidia Nutrition, By:

/s/ Adel Villalobos
___________________________
Adel Villalobos, President of Avidia Nutrition


Alpha Nutraceuticals, By:

/s/ Louis Paulsen
___________________________
Louis Paulsen, President of Alpha Nutraceuticals